                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                            OUTBACK STEAKHOUSE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(LOGO)

                            OUTBACK STEAKHOUSE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 24, 2002

         Notice is hereby given that the Annual Meeting of Stockholders of OUTBACK STEAKHOUSE, INC. (the "Company") will be held at the A la Carte Event Pavilion, 4050-B Dana Shores Drive, Tampa, Florida 33634, on Wednesday, April 24, 2002 at 10:00 A.M., Tampa time, for the following purposes:

         1. To elect four directors, each to serve for a term of three years and until his or her successor is duly elected and qualified; and

         2. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on February 28, 2002 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.


                                          By Order of the Board of Directors

March 28, 2002                            JOSEPH J. KADOW
                                          Secretary


STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            OUTBACK STEAKHOUSE, INC.

                                 PROXY STATEMENT

         This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of OUTBACK STEAKHOUSE, INC., a Delaware corporation (the "Company"), to be held on Wednesday, April 24, 2002 at 10:00 A.M., Tampa time, at the A la Carte Event Pavilion, 4050-B Dana Shores Drive, Tampa, Florida 33634, and at any adjournment or postponement of the meeting. The Notice of Annual Meeting, this statement and the accompanying proxy, together with the Company's Annual Report to Stockholders for the year ended December 31, 2001 are first being sent to stockholders on or about March 28, 2002.

         The close of business on February 28, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 77,302,211 shares of Common Stock, $.01 par value ("Common Stock"), each of which will be entitled to one vote.

                              ELECTION OF DIRECTORS

         The Board of Directors (the "Board") has fixed the number of directors of the Company, pursuant to the Company's Bylaws, at 13. The 13 directors are divided into two classes of four directors each and one class of five directors. At the meeting, the stockholders will vote on the election of the four nominees named below, each to serve for a term of three years and until his or her successor is duly elected and qualified. A plurality of the shares of Common Stock present in person or represented by proxy at the meeting is required for the election of directors. Consequently, the four nominees who receive the greatest number of votes will be elected as directors of the Company. Common Stock represented by proxies, unless otherwise specified, will be voted for the election of the four nominees named below.

         The following information identifies the persons nominated for election as a director and each director of the Company whose term of office will continue after the meeting.

                   NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                         DIRECTOR      TERM
                                    NAME                                       AGE         SINCE      EXPIRES
                                    ----                                       ---         -----      -------
Robert D. Basham.......................................................        54          1991        2005
W. R. Carey, Jr........................................................        54          1992        2005
Nancy Schneid..........................................................        43          1995        2005
Toby S. Wilt...........................................................        57          1997        2005

Robert D. Basham...............     Founder, President and Chief Operating
                                    Officer of the Company since its formation in 1991.

W. R. Carey, Jr................     President and Founder of Corporate Resource
                                    Development, a sales and marketing
                                    consulting and training firm since 1981. Mr.
                                    Carey also serves as a director of
                                    kforce.com, Inc. and Crosswalk.com, Inc.

Nancy Schneid..................     Senior Vice President - Marketing and
                                    Advertising of Outback Steakhouse of
                                    Florida, Inc. ("OSF"), the Company's
                                    predecessor and wholly owned subsidiary, since October 2000. From 1991 to October
                                    2000, Vice President-Marketing of OSF.

Toby S. Wilt...................     Chairman of Christie Cookie Company, a
                                    privately owned multi-faceted gourmet cookie manufacturer, retailer and wholesaler since
                                    1989, and President of TSW Investment
                                    Company, a privately owned investment
                                    company since 1987.

          DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

                                                                                         DIRECTOR      TERM
                                    NAME                                       AGE         SINCE      EXPIRES
                                    ----                                       ---         -----      -------
Paul E. Avery..........................................................        42          1998        2004
John A. Brabson, Jr....................................................        61          1992        2004
Charles H. Bridges.....................................................        71          1992        2004
Debbi Fields-Rose......................................................        45          1996        2003
Edward L. Flom.........................................................        72          1991        2003
J. Timothy Gannon......................................................        53          1991        2004
Robert S. Merritt......................................................        50          1992        2003
Lee Roy Selmon.........................................................        47          1994        2004
Chris T. Sullivan......................................................        54          1991        2003

Paul E. Avery..................     President of OSF since April 1997. From 1993
                                    to 1997, Mr. Avery served as Senior Vice
                                    President of OSF.

John A. Brabson, Jr............     President of Brabson Investments, Inc., a
                                    privately owned investment company since
                                    January 2000. From 1996 to January 2000, Mr.
                                    Brabson served as Chairman of the Board of Lykes Bros. Inc., a privately owned holding company.

Charles H. Bridges.............     Retired; until 1998, Vice President,
                                    Treasurer and director of Matilda Management
                                    Company, a private restaurant management company that formerly operated Outback
                                    Steakhouse(R) restaurants in northern
                                    California as a franchisee of the Company.

Debbi Fields-Rose..............     Founder of Mrs. Fields, Inc., an
                                    international franchisor and operator of retail dessert stores, serving as Chairman of the Board from 1992 to 1996.

Edward L. Flom.................     Retired; until 1993, Chairman and Chief
                                    Executive Officer of Florida Steel
                                    Corporation, a steel manufacturer and
                                    fabricator.

J. Timothy Gannon..............     Founder and Senior Vice President of the
                                    Company since its formation in 1991.

Robert S. Merritt..............     Senior Vice President-Finance, Chief
                                    Financial Officer and Treasurer of the
                                    Company since 1991.

Lee Roy Selmon.................     Director of Athletics, University of South
                                    Florida, a state university since May, 2001.
                                    From 1993 to May, 2001, Mr. Selmon served as
                                    Associate Athletic Director for External
                                    Affairs, University of South Florida.

Chris T. Sullivan..............     Founder, Chairman and Chief Executive
                                    Officer of the Company since its formation in 1991.

         The Board held four meetings in 2001. Each of Mrs. Fields-Rose and Mr. Wilt attended fewer than 75% of the total combined number of Board meetings and committee meetings on which each serve, respectively. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

         The members of the Audit Committee are Messrs. Brabson, Carey, and Wilt and Mrs. Fields-Rose. Mr. Carey serves as Chairman of the Audit Committee. The Audit Committee held two meetings during 2001. The Audit Committee is responsible for reviewing the audit plans of the Company's independent auditors, evaluating the adequacy of and monitoring compliance with the Company's accounting policies and reviewing the Company's annual financial statements. The Board of Directors has adopted the Audit Committee Charter (the "Charter"), which was provided to stockholders as an attachment to the proxy statement for the 2001 annual meeting.

         The members of the Compensation Committee are Messrs. Bridges, Flom and Selmon. Mr. Selmon serves as Chairman of the Compensation Committee. The Compensation Committee held two meetings during 2001. The Compensation Committee is responsible for establishing the compensation of executive officers and administers the Company's Amended and Restated Stock Option Plan.

         The members of the Nominating Committee are Messrs. Brabson, Carey and Wilt. Mr. Brabson serves as Chairman of the Nominating Committee. The Nominating Committee held one meeting during 2001. The Nominating Committee determines the Company's requirements for directors and officers and recommends to the full Board nominees for election. The Nominating Committee met in 2002 to recommend the nominees presented in this Proxy Statement. The Nominating Committee does not accept nominations from stockholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table describes the beneficial ownership of the Company's Common Stock as of February 28, 2002 (except as noted) by each person known to the Company to beneficially own more than five percent of the Company's Common Stock, each director, each nominee for election as a director, each named executive officer, and all named executive officers and directors as a group.

                                                                                 AMOUNT             PERCENT
                                                                              BENEFICIALLY            OF
                            NAME OF BENEFICIAL OWNER                           OWNED (1)             CLASS
                            ------------------------                           ---------             -----
Chris T. Sullivan(2)(3)................................................        8,201,038             10.61%
Robert D. Basham(2)(4).................................................        9,972,913             12.90%
J. Timothy Gannon(2)(5)................................................        8,195,060             10.60%
Robert S. Merritt(6)...................................................          287,531                  *
Paul E. Avery(7).......................................................          389,830                  *
John A. Brabson, Jr.(8)................................................           39,009                  *
Charles H. Bridges(9)..................................................              771                  *
W. R. Carey, Jr.(10)...................................................           45,000                  *
Debbi Fields-Rose(11)..................................................                0                  *
Edward L. Flom(12).....................................................          126,028                  *
Nancy Schneid(13)......................................................           85,626                  *
Lee Roy Selmon(14).....................................................           15,000                  *
Toby S. Wilt(15).......................................................           75,000                  *
Multi-Venture Partners, Ltd.(2)........................................        7,820,060             10.12%
T. Rowe Price Associates, Inc.(16).....................................        5,461,400              7.06%
FMR Corp(17) ..........................................................       10,558,730             13.66%

All directors and executive officers as a group (13 persons)...........       11,792,686             15.26%


*Less than one percent.

(1) The named stockholders have sole voting and dispositive power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.

(2) Multi-Venture Partners, Ltd. ("MVP") is an investment partnership formed by Chris T. Sullivan, Robert D. Basham and J. Timothy Gannon. Messrs. Sullivan, Basham and Gannon are the only limited partners in MVP and are the only members of MVP's sole general partner, SBG Investments, L.L.C. ("SBG"), a limited liability company. The management of MVP is controlled by SBG, which owns a .94% general partnership interest in MVP. Mr. Sullivan owns a 37.67% limited partner interest in MVP and 40% of the member interests in SBG; Mr. Basham owns a 38.36% limited partner interest in MVP and 40% of the member interests in SBG; and Mr. Gannon owns a 23.03% limited partner interest in MVP and 20% of the member interests in SBG.

(3) Includes (i) 7,820,060 shares owned by MVP; (ii) 346,938 shares owned by Sullivan Family Investments, Ltd., a family limited partnership of which Mr. Sullivan serves as general partner; and (iii) 2,568 shares owned by Mr. Sullivan's children for whom Mr. Sullivan serves as custodian. Mr. Sullivan shares voting and dispositive power with respect to Common Stock owned by MVP.

(4) Includes (i) 7,820,060 shares owned by MVP; and (ii) 1,940,000 shares owned by the Robert D. Basham Revocable Trust Agreement of 1992 of which Mr. Basham is the sole beneficiary. Mr. Basham shares voting and dispositive power with respect to Common Stock owned by MVP.

(5) Includes 7,820,060 shares owned by MVP. Mr. Gannon shares voting and dispositive power with respect to Common Stock owned by MVP.

(6) Includes 150,000 shares underlying stock options that Mr. Merritt has the right to acquire at an exercise price of $24.875 per share. Does not include 600,000 shares underlying stock options that are not exercisable within 60 days of February 28, 2002.

(7) Includes 112,500, 150,000, and 103,000 shares underlying stock options that Mr. Avery has the right to acquire at exercise prices of $14.33, $17.67 and $15.00 per share, respectively. Does not include 500,000 shares underlying stock options that are not exercisable within 60 days of February 28, 2002.

(8) Includes (i) 15,003 shares underlying stock options that Mr. Brabson has the right to acquire at an exercise price of $6.67 per share; and
         (ii) 1,500 shares owned by The John A. Brabson, Jr. Money Purchase Pension Plan f/b/o John A. Brabson, Jr. Does not include share equivalents representing shares held under the Directors' Deferred Compensation and Stock Plan.

(9) Does not include share equivalents representing shares held under the Directors' Deferred Compensation and Stock Plan.

(10) Consists of 45,000 shares underlying stock options that Mr. Carey has the right to acquire at an exercise price of $10.67 per share. Does not include share equivalents representing shares held under the Directors' Deferred Compensation and Stock Plan.

(11) Does not include share equivalents representing shares held under the Directors' Deferred Compensation and Stock Plan.

(12) Consists of 126,028 shares held by the Edward Leonard Flom Revocable Trust of which Mr. Flom is the grantor and sole trustee. Does not include share equivalents representing shares held under the Directors' Deferred Compensation and Stock Plan.

(13) Includes 30,000, 30,000 and 15,000 shares underlying stock options that Mrs. Schneid has the right to acquire at exercise prices of $17.50, $15.00 and $24.875 per share, respectively. Does not include 160,000 shares underlying stock options that are not exercisable within 60 days of February 28, 2002.

(14) Consists of 15,000 shares underlying stock options that Mr. Selmon has the right to acquire at an exercise price of $17.50 per share. Does not include share equivalents representing shares held under the Directors' Deferred Compensation and Stock Plan.

(15) Includes 45,000 shares underlying stock options that Mr. Wilt has the right to acquire at an exercise price of $15.00 per share. Does not include share equivalents representing shares held under the Directors' Deferred Compensation and Stock Plan.

(16) Based on a Schedule 13G filed by T. Rowe Price Associates, Inc., a Maryland corporation ("T. Rowe Price") with the Securities and Exchange Commission ("SEC") on February 22, 2002, reflecting beneficial ownership as of December 31, 2001. These shares are owned by various individual and institutional investors for which T. Rowe

         Price serves as investment adviser with power to direct investments. T. Rowe Price has sole power to vote 576,000 of the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934 ("Exchange Act"), T. Rowe Price is deemed to be a beneficial owner of such shares; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such shares.

(17) Based on a Schedule 13G filed by FMR Corp., a Massachusetts corporation, with the SEC on February 14, 2002, reflecting beneficial ownership as of December 31, 2001. Includes: (i) 9,867,680 shares beneficially owned by Fidelity Management & Research Company ("Fidelity"); (ii) 474,650 shares beneficially owned by Fidelity Management Trust Company ("FMTC"); and (iii) 212,000 shares beneficially owned by Fidelity International Limited ("International"). FMR Corp. has the sole power to vote or direct the vote of 682,950 shares and no shared voting power. FMR Corp. has the sole power to dispose of all 10,558,730 shares.

         The mailing address of the Company and of Messrs. Sullivan, Basham and Gannon is 2202 North West Shore Boulevard, 5th Floor, Tampa, Florida 33607. The address of MVP and SBG is 3111 South Valley View, Suite B-101, Las Vegas, Nevada 89102. The address of T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

                             EXECUTIVE COMPENSATION

         The following table describes the compensation earned by the Chief Executive Officer and the Company's four other most highly compensated executive officers of the Company and its subsidiaries (each, a "named executive officer"):

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                                           -----------------------------  ------------------------
                                                                                   AWARDS          PAYOUTS
                                                                         ------------------------- -------
                                                                                        SECURITIES
                                                                    OTHER                  UNDER-
                                                                   ANNUAL  RESTRICTED     LYING              ALL OTHER
                                                                   COMPEN-   STOCK       OPTIONS/   LTIP      COMPEN-
                                              SALARY     BONUS     SATION   AWARD(S)       SARS    PAYOUTS    SATION
   NAME AND PRINCIPAL POSITION       YEAR       ($)     ($)(1)       ($)       ($)          (#)      ($)      ($)(2)
   ---------------------------       ----       ---     ------       ---       ---          ---      ---      ------
Chris T. Sullivan                    2001     452,025          0                                              10,070
     Chairman and Chief              2000     430,500          0                                               9,482
     Executive Officer               1999     430,500    363,147                                               8,956

Robert D. Basham                     2001     452,025          0                                              10,071
     President and Chief             2000     430,500          0                                               9,482
     Operating Officer               1999     430,500    363,147                                               8,761

John Timothy Gannon                  2001     336,265          0                                               9,474
     Senior Vice President           2000     320,250          0                                               8,884
                                     1999     320,250    270,147                                               9,709

Robert S. Merritt                    2001     313,110          0                                               3,941
     Chief Financial Officer,        2000     298,200          0                                               3,695
     Treasurer and Assistant         1999     298,200          0                                               3,580
     Secretary

Paul E. Avery                        2001     440,600    479,643                          300,000              2,447
     President of OSF                2000     420,000    669,330                          200,000              2,348
                                     1999     420,000    695,006                                               2,304

(1) In 1999, Messrs. Sullivan, Basham and Gannon each received an annual cash award based upon the Company meeting or exceeding specific targets for earnings. During 1999 - 2001, Mr. Merritt did not receive a bonus. Bonus amounts paid in 1999-2001 to Mr. Avery represent amounts paid under the quarterly bonus plan established for him by the Compensation Committee and the Company's Corporate Employee Bonus Plan. See "Executive Compensation-Report by the Compensation Committee on Executive Compensation-Cash Incentives" for a discussion of these plans.

(2) Reflects the present value of the economic benefit for 1999, 2000 and 2001, respectively, of the portion of the premium paid by the Company during 1999, 2000 and 2001 with respect to the split-dollar life insurance agreement for the named individual (see "Employee Agreements" below for a description of such agreements), based on the time period between the date on which the premium was paid by the Company and December 31, 2001. Under the split-dollar life insurance agreement, the Company was obligated to pay the premium for the split-dollar policy for only one year, and may pay the premiums annually for ten years, ending in November 7, 2009. The Company paid the premium for the year 2001. The Company also paid the premium on a related "key man" policy of which the Company is a beneficiary, resulting in the substantial reduction in the total premium payment.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                          % OF
                       NUMBER OF          TOTAL                                   POTENTIAL REALIZABLE VALUE AT
                        SHARES        OPTIONS/SARS   EXERCISE                       ASSUMED ANNUAL RATES OF
                       UNDERLYING      GRANTED TO     OR BASE                       STOCK PRICE APPRECIATION
                     OPTIONS/SARS     EMPLOYEES IN     PRICE       EXPIRATION            FOR OPTION TERM
       NAME             GRANTED        FISCAL YEAR    ($/SH)          DATE             5%                10%
       ----             -------        -----------    ------          ----       --------------------------------
Paul E. Avery (1)      300,000          11.24%        $28.06       04/25/2011     $5,294,035          $13,416,124

--------------------

(1)      Exercisable as follows: (a) 60,000 shares on or after April 25, 2004;
         (b) 60,000 shares on or after April 25, 2005; and (c) 180,000 shares on or after April 25, 2006.

         Messrs. Sullivan, Basham, Gannon and Merritt did not receive option grants during 2001.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                       AND FY-END OPTIONS/SAR VALUE TABLE

                                                                NUMBER OF
                                                               SECURITIES                      VALUE OF
                                                               UNDERLYING                     UNEXERCISED
                                                               UNEXERCISED                   IN-THE-MONEY
                        SHARES                                OPTIONS/SARS                  OPTIONS/SARS AT
                       ACQUIRED           VALUE             AT FY-END (#)(1)                  FY-END ($)*
      NAME          ON EXERCISE (#)   REALIZED ($)     EXERCISABLE  UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
      ----          ---------------   -------------    -----------  -------------     -----------   -------------
Bob Merritt (1)       ---------         ---------      150,000            600,000     $1,376,250      $5,505,000
Paul E. Avery (2)     ---------         ---------      365,500            500,000     $5,690,400      $3,619,000

----------

* Based on $34.05, the average high and low sales prices of the Company's Common Stock on December 31, 2001 as quoted on the New York Stock Exchange.

(1) The 750,000 stock options held by Mr. Merritt as of December 31, 2001, were granted on January 27, 1999, expire on January 27, 2009, and are exercisable as follows at an exercise price of $24.875 per share: (a) 150,000 shares on or after January 27, 2002, (b) 150,000 shares on or after January 27, 2003, and (c) 450,000 shares on or after January 27, 2004.

(2)      Of the 865,500 stock options held by Mr. Avery as of December 31, 2001,
         (i) 112,500 were granted on September 1, 1993, expire on September 1, 2003, and were exercisable in full as of December 31, 2001 at an exercise price of $14.33 per share; (ii) 150,000 were granted on January 25, 1995, expire on January 25, 2005, and were exercisable in full as of December 31, 2001 at an exercise price of $17.67 per share;
         (iii) 150,000 were granted on July 23, 1997, expire on July 23, 2007, and were exercisable in full as of December 31, 2001 at an exercise price of $15.00 per share; (iv) 200,000 were granted on February 2, 2000, expire on February 2, 2010, and are exercisable as follows at an exercise price of $24.94 per share: (a) 40,000 shares on or after January 1, 2003, (b) 40,000 shares on or after January 1, 2004, and (c) 120,000 shares on or after January 1, 2005; and (v) 300,000 were granted on April 25, 2001, expire on April 25, 2011, and are exercisable as follows at an exercise price of $28.06 per share: (a) 60,000 shares on or after April 25, 2004, (b) 60,000 shares on or after April 25, 2005, and (c) 180,000 shares on or after April 25, 2006.

         Messrs. Sullivan, Basham and Gannon do not have any options.

                      REPORT BY THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee of the Board, which has responsibility for all aspects of the compensation program for the executive officers of the Company. The Compensation Committee consists of three directors whose names are listed at the end of this report, each of whom is a Non-Employee Director within the meaning of Rule 16b-3 under the Exchange Act and an Outside Director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

         The Compensation Committee's primary objective with respect to executive compensation is to establish programs that attract and retain key managers and align their compensation with the Company's overall business strategies, values, and performance. To this end, the Compensation Committee established and the Board endorsed an executive compensation philosophy for 2001 that included the following considerations:

                  * a "pay-for-performance" feature that differentiates compensation results based upon the Company's annual financial performance;

                  * stock incentives, in certain cases, as a component of total compensation to closely align the interests of the Company's executives with the long-term interests of stockholders that facilitate the retention of talented executives and encourage Company stock ownership and capital accumulation; and

                  * emphasis on total compensation versus cash compensation, under which base salaries are generally set somewhat lower than competitive levels but that motivates and rewards Company executives with total compensation (including incentive programs) at or above competitive levels, if the financial performance of the Company meets or exceeds goals established for the year.

         For 2001, the Company's executive compensation program was comprised of the following primary components: (a) base salaries; (b) cash incentive opportunities; and (c) long-term incentive opportunities in the form of stock options for certain executives. Each primary component of pay is discussed below.

         BASE SALARIES. The Compensation Committee generally attempts to set base salaries of executive officers at levels that are below "market" rates, as determined from information gathered by the Company from companies that are similar in size and in the same industry group as the Company and that were used by Dow Jones in compiling the Dow Jones US Restaurant Index. Base salaries are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, individual experience, and competitive, inflationary, and internal equity considerations. In 2001, the base salary of Chris T. Sullivan, the Company's Chief Executive Officer, was increased from $430,500 to $452,025, and was based on such factors as the Company's profitability, cash flow and capital spending for the prior fiscal year, the aggregate number of new restaurants opened during the prior fiscal year, increases in percentage of same store sales versus budget forecasts, and subjective considerations such as overall employee morale, succession planning, general personnel problems, and the Company's competitive position. The Compensation Committee believes that the executive salaries established by the Compensation Committee, including the salary paid to Mr. Sullivan, the Company's Chief Executive Officer, are lower than the range of salaries paid by the companies surveyed.

         CASH INCENTIVES. In 2001, Company executives were eligible to receive quarterly and/or annual cash bonus awards to focus attention on achieving key goals pursuant to the following bonus plans that are designed to provide competitive incentive pay only in the event performance objectives are met or exceeded.

         Annual Cash Incentives for Messrs. Sullivan, Basham, Gannon and Merritt. Messrs. Sullivan, Basham, Gannon and Merritt were eligible to receive annual cash bonus awards based upon the Company meeting or exceeding specific targets for earnings as reflected in the Company's financial plan submitted by management and approved by the Compensation Committee and the Board based on a variety of factors. In the event the Company met or exceeded the after-tax earnings portion of the Company's financial plan for the year, in 2001 Messrs. Sullivan, Basham, Gannon and Merritt would earn a bonus of 25% of each executive's base salary. Also, in such event, the Compensation Committee would establish a bonus pool equal to 25% of the difference between the actual after-tax earnings and the financial plan target, less the aggregate annual bonus amounts previously paid to Messrs. Sullivan, Basham, Gannon and Merritt, and would award this sum to Messrs. Sullivan, Basham, Gannon and Merritt, pro rata, based on their respective base salaries. In 2001, because financial targets were not met, no cash bonuses were paid to Messrs. Sullivan, Basham, Gannon and Merritt.

         Annual Cash Incentives for Mr. Avery. All executive officers, other than Messrs. Sullivan, Basham, Gannon and Merritt, participate in the Company's Corporate Employee Bonus Plan, which provides for a bonus based upon the percentage that the after-tax earnings of the Company meets or exceeds the after-tax earnings goal of the Company's annual financial plan, determined by dividing the Company's after-tax earnings for the year by the after-tax earnings reflected in the financial plan (the "Percentage of Plan Achieved"). For fiscal 2001, no cash bonuses were paid to eligible executive employees.

         Quarterly Cash Incentives for Mr. Avery. The Compensation Committee believes that the success of restaurant operations is essential to the Company's success, and established a separate quarterly incentive program for Mr. Avery. In 2001, Mr. Avery was eligible to receive a quarterly bonus based upon the Company meeting its operational plan. If the operational plan for a specific quarter was met, Mr. Avery was entitled to earn a bonus of $150,000 for that calendar quarter, subject to a 1% adjustment for each 1% above or below the operational plan. In 2001, Mr. Avery earned quarterly bonuses aggregating $479,643 under this plan.

         LONG-TERM STOCK INCENTIVES. The Company's Amended and Restated Stock Option Plan (the "Stock Option Plan") provides for the issuance of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, and nonqualified stock options, for federal income tax purposes, to officers and other employees of the Company. The Stock Option Plan was originally adopted by the Board and stockholders in 1992 and has been amended from time to time. Grants to executives under the Company's Stock Option Plan are designed to align a portion of the executive compensation package with the long-term interests of the Company's stockholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

         Grants of stock options generally are limited to officers (other than Messrs. Sullivan, Basham, and Gannon), and other key employees and managers of the Company or its subsidiaries who are in a position to contribute substantially to the growth and success of the Company and its subsidiaries. Stock options are designed to reward exceptional performance with a long-term benefit, facilitate stock ownership, and deter recruitment of key Company personnel by competitors and others. In evaluating annual compensation of executive officers (other than Messrs. Sullivan, Basham, and Gannon), the Compensation Committee takes into consideration stock options as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of Company managers with the long-term interests of stockholders. In granting stock options to executive officers, the Compensation Committee has considered the number and size of stock options already held by an executive officer when determining the size of stock option awards to be made to the officer in a given fiscal year. The terms of stock options are established by the Compensation Committee.

         Mr. Avery is the only named executive officer of the Company who was granted stock options in 2001. As of February 28, 2002, the named executive officers appearing in the Summary Compensation Table held stock or the right to acquire stock representing 14.75% of the Company's outstanding Common Stock, assuming all outstanding options exercisable within 60 days of February 28, 2002 held by executive officers are exercised. Neither Messrs Sullivan, Basham or Gannon, the Company's founders, have ever been granted options to acquire shares of the Company's Common Stock.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year (the "Dollar Limitation"). A covered employee is any employee who appears in the Summary Compensation Table who is also employed by the Company on the last day of the Company's calendar year. The Company generally structures its compensation programs to avoid limitation on deductibility of compensation paid to covered employees. The Compensation Committee may consider alternatives to its existing compensation programs in the future with respect to qualifying executive compensation for deductibility.

         CONCLUSION. As described above, the Company's executive compensation program is designed to provide a link between total compensation and the Company's performance and long-term stock price appreciation consistent with the compensation philosophies set forth above. This program has been established since the Company's inception, and has been a significant factor in the Company's growth and profitability and the resulting gains achieved by the Company's stockholders.

                             COMPENSATION COMMITTEE

                               Charles H. Bridges
                                 Edward L. Flom
                            Lee Roy Selmon, Chairman

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Charles H. Bridges, Lee Roy Selmon, and Edward L. Flom, none of whom is or was an officer or employee of the Company or any of its subsidiaries. Mr. Selmon serves as Chairman of the Compensation Committee.

         On November 7, 2000, the Company opened a restaurant named "Lee Roy Selmon's." This restaurant is owned by Selmon's/Florida-I, Limited Partnership. OS Southern, Inc., a wholly owned subsidiary of the Company, is the sole general partner and 70% owner of Selmon's/Florida-I, Limited Partnership. Lee Roy Selmon, a director of the Company, owns a 10% limited partner interest in Selmon's/Florida-I, Limited Partnership. Mr. Selmon acquired his interest in the partnership in exchange for the use of his name and a capital contribution of $101,000. The purchase price was established by the Board based on the value of Mr. Selmon's name and the partnership's cash expenditure necessary to open the restaurant.

                          REPORT BY THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors of the Company is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors and operates under a written Charter adopted by the Board of Directors, which was provided to stockholders as an attachment to the proxy statement for the 2001 annual meeting. The Audit Committee is composed of three independent directors, as required by the New York Stock Exchange listing standards. The Audit Committee annually recommends to the Board of Directors the selection of the Company's independent auditors. For the year 2001, PricewaterhouseCoopers LLP was the Company's independent auditor.

         Management is responsible for the Company's financial statements and the financial reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee further considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence.

         Based upon (i) the Audit Committee's discussion with management and the independent auditors, (ii) the Audit Committee's review of the representation of management and (iii) the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of PricewaterhouseCoopers LLP as the company's independent auditors for 2002.

                            W.R. Carey, Jr., Chairman
                           John Anderson Brabson, Jr.
                                Debbi Fields-Rose
                                 Toby Stack Wilt

         During fiscal year 2001, PricewaterhouseCoopers LLP provided various audit, audit-related and non-audit services to the Company as follows:

         a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's fiscal year 2001 annual financial statements and review of financial statements in the Company's Form 10-Q Reports: $177,525.

         b)       Financial Information Systems Design and Implementation Fees:
                  None.

         c)       All Other Fees: $34,000.

         The Audit Committee of the Board has considered whether provision of other services is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP's independence. Upon recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 2002.

                             DIRECTORS' COMPENSATION

         Directors of the Company who are not employees of the Company receive fees of $15,000 per year, $1,000 per Board meeting attended, and $500 per committee meeting attended, plus reimbursement of the expenses of attending meetings. In July 1997, the Board adopted the Outback Steakhouse, Inc. Directors' Deferred Compensation and Stock Plan ("Deferred Compensation Plan"). Under the terms of the Deferred Compensation Plan, directors who are not employees of the Company are required to receive 50% of their total fees in Common Stock of the Company and may choose to receive the remaining 50% in cash and/or shares of Common Stock in the Company. The receipt of any portion in shares of Common Stock of the Company may be deferred and held as share equivalents under the Deferred Compensation Plan for a period of time, as determined by each director. In 2001, Mr. Brabson received $10,250 in cash and $10,250 in Common Stock; Mr. Bridges received $5,000.00 cash and $15,000 in Common Stock; Messrs. Carey and Flom, and Mrs. Fields-Rose each elected to receive their fees of $20,500, $20,000 and $18,000 respectively, all in Common Stock; Mr. Selmon received $10,000 in cash and $10,000 in Common Stock; and Mr. Wilt received $9,750 in cash and $9,750 in Common Stock. All of the fees taken in the form of Common Stock have been deferred for the year 2001. During the year 2001, Mr. Bridges received 571 shares of Common Stock pursuant to the settlement of a deferral election under the Deferred Compensation Plan.

         Generally, upon election to the Board, each director who is not an executive officer is granted a one-time stock option to acquire 45,000 shares of Common Stock. The exercise price for such shares is equal to the closing sale price of the Common Stock on the date of the grant as reported on the Nasdaq National Market System for grant dates before June 15, 2000, or the New York Stock Exchange for grant dates on or after June 15, 2000. Options granted to directors generally are granted upon the same terms and conditions as options granted to executive officers and key employees.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

         Mr. Avery is employed with the Company pursuant to an Employment Agreement dated October, 1990. In October 2000, the Company entered into an extension of the term of the Employment Agreement with Mr. Avery, extending the term of his employment for an additional five-year period ending October, 2005. The Employment Agreement restricts the ability of Mr. Avery to compete with the Company for a period of two years following termination of his employment.

         Effective February 29, 1996, the Company and each of Chris T. Sullivan, Robert D. Basham, and J. Timothy Gannon, all of whom are executive officers, directors, and founders of the Company (individually, an "Executive"), entered into Stock Redemption Agreements (each an "Agreement"). Under the terms of each Agreement, following the Executive's death, the Personal Representative of the Executive will have the right to require the Company to purchase up to $30 million worth of Common Stock beneficially owned by the Executive at the date of death, for a per share price equal to the mean (rounded to the nearest one-tenth of one cent) of the last sale price of the Company's Common Stock as quoted on the New York Stock Exchange or the principal exchange on which the Company's Common Stock is then traded for 30 consecutive trading days ending on the business day before the Executive's death. In the event, however, that the Executive's death results (i) from an illness that was diagnosed or an accident that occurred within one year of the Executive's death, and (ii) the accident or illness was publicly disclosed, then the per share purchase price will be equal to the mean (rounded to the nearest one-tenth of one cent) of the last sale price of the Company's Common Stock as quoted on the New York Stock Exchange or the principal exchange on which the Company's Common Stock is then traded for 30 consecutive trading days ending on the business day before the date of public disclosure of the accident or illness. The maximum dollar amount of Common Stock that the Company is obligated to purchase from the estate of the Executive is $30,000,000. The Company's obligation to purchase Common Stock beneficially owned by a deceased

Executive is funded by an insurance policy on the life of the Executive owned by the Company providing a death benefit of $30,000,000. The Agreements will remain in place for so long as the Board of Directors deems appropriate.

         The Company entered into a Split Dollar Agreement and Limited Collateral Assignment as of November 7, 1999, with each of the respective trusts established by Messrs. Sullivan, Basham, Gannon, Merritt and Avery ("Policy Employees"), pursuant to which the Company pays the premium costs of life insurance policies that pay a death benefit of not less than $5 million to one or more members of a Policy Employee's family upon the death of that Policy Employee. Under the agreements, the Company pays that portion of each annual policy premium that, in general terms, is equal to the annual increase in the cash value of the policy. The Company may cause the agreements to be terminated and the policies to be surrendered at any time upon 30 days' prior notice. Upon surrender of the policy or payment of the death benefit under the policy, the Company is entitled to repayment of an amount equal to the cumulative premiums previously paid by the Company, with all remaining payments to be made to the respective trusts. The Company continues to pay the premium on a related "key man" policy of which the Company is the sole beneficiary and which is designed to work in conjunction with the agreements to insure the repayment to the Company of the aggregate amount of the premiums paid by the Company. See footnote (2) to the "Summary Compensation Table" above for further information on premium payments made by the Company under these policies.

         As of February 28, 2002, Messrs. Sullivan, Basham, and Gannon beneficially owned an aggregate of 10,728,891 shares of the Company's Common Stock with a value of approximately $382,592,253 based on the closing sale price of the Company's Common Stock on that date as quoted on the New York Stock Exchange.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company believes that during the fiscal year 2001, all filings with the Securities and Exchange Commission of its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of the Company's Common Stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that Robert D. Basham filed one Form 4 late with respect to a change in form of beneficial ownership.

                                PERFORMANCE GRAPH

         The following line graph compares the Company's cumulative total stockholder return with the cumulative total stockholder return of the Dow Jones U.S. Total Market Index, the Dow Jones U.S. Leisure Goods & Services Index, and the Dow Jones U.S. Restaurants Index for the last five full fiscal years of the Company ended December 31, 2001:

                                                              1996      1997      1998      1999      2000     2001
         OUTBACK STEAKHOUSE INC.                             100       107.48    149.07    145.44    145.09    192.06
         DOW JONES U.S. TOTAL MARKET                         100       131.82    164.63    202.05    183.32    161.47
         DOW JONES U.S. LEISURE GOODS & SERVICES             100       121.32    152.70    166.47    139.68    131.74
         DOW JONES RESTAURANTS                               100       104.09    144.33    140.93    132.38    129.47

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Sullivan, through his corporation Out of the Park, Inc., and Mr. Basham, through his corporation Touch `Em All, Inc., each own a percentage of Tampa Bay Devil Rays, Ltd., as general partners. Messrs. Sullivan and Basham own all of the outstanding common stock of their respective corporations and serve as their only directors and officers.

         In 2001, OSF paid to Tampa Bay Devil Rays, Ltd., the owners of the Tampa Bay Devil Rays National League Baseball Franchise, the aggregate amount of $382,454 to lease four signs for advertising pursuant to a contract entered into on September 9, 1996 that extends through 2002. The amount to be paid to Tampa Bay Devil Rays, Ltd., under the contract for 2002, the final year of the contract, is $393,928.

         On February 20, 1995, OSF entered into a Private Suite License Agreement with Tampa Bay Devil Rays, Ltd., for a private suite at Tropicana Field located in St. Petersburg, Florida, commencing on March 31, 1998, and ending on December 31, 2007. The license fee is $100,000 per year plus sales tax. In 2001, the sum of $110,994 was paid.

         On November 7, 2000, the Company opened a restaurant named "Lee Roy Selmon's." This restaurant is owned by Selmon's/Florida-I, Limited Partnership. OS Southern, Inc., a wholly owned subsidiary of the Company, is the sole general partner and 70% owner of Selmon's/Florida-I, Limited Partnership. Lee Roy Selmon, a director of the Company, owns a 10% limited partner interest in Selmon's/Florida-I, Limited Partnership. Mr. Selmon acquired his interest in the partnership in exchange for the use of his name and a capital contribution of $101,000. The purchase price was established by the Board based on the value of Mr. Selmon's name and the partnership's cash expenditure necessary to open the restaurant.

         Charles H. Bridges, a member of the Board of Directors, owns a 10% interest in a limited partnership that owns and operates an Outback Steakhouse restaurant pursuant to a franchise agreement with OSF.

                        SELECTION OF INDEPENDENT AUDITORS

         At the meeting of the Board of the Company held on January 24, 2001, the Board selected PricewaterhouseCoopers LLP to serve as the independent auditors for the Company and its subsidiaries for the year ended December 31, 2001, and at the meeting held on January 23, 2002, the Board selected PricewaterhouseCoopers LLP to serve as the independent auditors for the Company and its subsidiaries for the year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the stockholders' meeting with the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

         Any stockholder who intends to present a proposal at the 2003 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than November 28, 2002. The Company will not be required to include in its proxy statement or form of proxy a stockholder proposal that is received after that date or that otherwise fails to meet requirements for stockholder proposals established by regulations of the SEC.

     As to any proposal that a stockholder intends to present to stockholders other than by inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless the Company receives notice of the matter to be proposed not later than February 11, 2003. Even if proper notice is received on or prior to February 11, 2002, the proxies named in the Company's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

                                  OTHER MATTERS

     The solicitation of proxies is made by the Board on behalf of the Company. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by internet, telephone, telegraph or personally. Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

     If the enclosed proxy is executed and returned, the shares represented by the proxy will be voted in accordance with any specifications made by the stockholder. In the absence of any such specification, they will be voted to elect the directors as set forth under "Election of Directors" above. Pursuant to applicable law, broker nonvotes and abstaining votes will not be counted in favor of or against the election of any nominee for director or any proposal presented at the meeting.

     Your presence at the meeting will not operate to revoke your proxy. You may revoke your proxy at any time if it has not been exercised by giving written notice to the Company.

     If any other matters shall come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know of any other matters that will be presented for action at the meeting.


                                      By Order of the Board of Directors

March 28, 2002                        JOSEPH J. KADOW
                                      Secretary

                            OUTBACK STEAKHOUSE, INC.
                       2202 N. WEST SHORE BLVD., 5TH FLOOR
                                 TAMPA, FL 33607

                               COMMON STOCK PROXY

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 24, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Chris T. Sullivan, Robert S. Merritt and Joseph J. Kadow, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Common Stock of Outback Steakhouse, Inc. (the "Company"), which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the A la Carte Event Pavilion, 4050-B Dana Shores Drive, Tampa, Florida 33634, on Wednesday, April 24, 2002, at 10:00 a.m., Tampa time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and authorizes and directs said Proxy holders to vote all the Common Stock of the Company represented by this Proxy as follows, with the understanding that if no directions are given below, said shares will be voted FOR the election of the four Directors nominated by the Board of Directors and FOR the proposals set forth below.


(Continued, and to be executed and dated on the other side.)


                                               OUTBACK STEAKHOUSE, INC.
                                               P.O. BOX 11062
                                               NEW YORK, N.Y. 10203-0062

   [   ]

1. ELECTION OF DIRECTORS    FOR all nominees      [    ]  WITHHOLD AUTHORITY to vote for all   [    ]   *EXCEPTIONS        [    ]
                            listed below                  nominees listed below

Nominees: Robert D. Basham, W. R. Carey, Jr., Nancy Schneid and Toby Stack Wilt

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED BELOW.)

*EXCEPTIONS:

-----------------------------------------------------------------------------------------------------------------------------------

2. In their discretion to act on any other business as may properly come       FOR  [   ]  AGAINST    [   ]   ABSTAIN    [    ]
   before the Annual Meeting or any adjournment or postponement thereof.


                                                                               Change of Address and
                                                                               or Comments Mark Here    [   ]

                                                                               Your signature on this Proxy form should be exactly
                                                                               as name appearing hereon. Persons signing as
                                                                               executors, administrators, trustees and similar
                                                                               capacities should so indicate. For joint accounts in
                                                                               the name of each joint owner should be signed.

                                                                               DATED
                                                                                     ----------------------------------------------

                                                                                ---------------------------------------------------
                                                                                |                        Signature
                                                                                ---------------------------------------------------
                                                                                |              Signature, if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.      VOTES MUST BE INDICATED
                                                                                (X) IN BLACK OR BLUE INK.       [    ]